Exhibit 10.1

LinkedIn Corporation

0.50% Convertible Senior Notes due 2019

November 5, 2014

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC,

As representatives of the several Purchasers

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

LinkedIn Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $1,150,000,000 principal amount of its 0.50% Convertible Senior Notes due 2019 (the “Firm Securities”), and at the option of Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Representatives”) on behalf of the Purchasers, up to an aggregate of $172,500,000 additional principal amount of its 0.50% Convertible Senior Notes due 2019 (the “Optional Securities”, and together with the Firm Securities, the “Securities”).  The Securities will be convertible into cash, shares (the “Underlying Shares”) of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) or a combination of cash and Underlying Shares, at the Company’s election.

In connection with the offering of the Firm Securities, the Company is separately entering into convertible note hedge transactions and warrant transactions with one or more counterparties, which may include the Purchasers or affiliates thereof (each, a “Call Spread Counterparty”), in each case pursuant to a convertible note hedge confirmation (a “Base Bond Hedge Confirmation”) and a warrant confirmation (a “Base Warrant Confirmation”), respectively, each dated the date hereof (the Base Bond Hedge Confirmations and the Base Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Optional Securities, the Company and each Call Spread Counterparty may enter into additional convertible note hedge transactions and additional warrant transactions, in each case pursuant to an additional convertible note hedge confirmation (an “Additional Bond Hedge Confirmation”) and an additional warrant confirmation (an “Additional Warrant Confirmation”), respectively, each to be dated the date on which the option granted to the Purchasers pursuant to Section 2 hereof to purchase such Optional Securities is exercised (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and, together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

1.                                      The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)                                 A preliminary offering memorandum, dated November 4, 2014 (the “Preliminary Offering Memorandum”), and an offering memorandum, dated November 5, 2014 (the “Offering Memorandum”), have been prepared in connection with the offering of the Securities and the Underlying Shares, if any, issuable upon conversion thereof. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Memorandum”.  Any reference to the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum shall be deemed to refer to and include all documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such memorandum and incorporated by reference therein and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(e)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the Exchange Act Reports).  The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(b)                                 For the purposes of this Agreement, the “Applicable Time” is 11:00 pm (Eastern time) on the date of this Agreement; the Pricing Memorandum as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6) listed on Schedule II(b) hereto and each Permitted General Solicitation Material (as defined in Section 6) listed on Schedule II(d) hereto) does not conflict with the information contained in the Pricing Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(c)                                  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Memorandum;

(d)                                 Subsequent to the respective dates as of which information is given in each of the Pricing Memorandum and the Offering Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) the Company has not purchased any of its outstanding capital stock other than from its employees or other service providers in connection with the termination of their service, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Pricing Memorandum and the Offering Memorandum, respectively;

(e)                                  The Company and its subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all personal property, owned by them that is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Memorandum or such as do not materially detract from the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Pricing Memorandum;

(f)                                   The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Pricing Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(g)                                  Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concepts are applicable under such laws), has the corporate power and authority to own its property and to conduct its business to the extent described in the Pricing Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable under such laws), except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(h)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(i)                                     The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Pricing Memorandum and the Offering Memorandum;

(j)                                    The shares of Common Stock outstanding have been duly authorized and are validly issued, fully paid and non-assessable;

(k)                                 The Underlying Shares issuable upon conversion of the Securities (assuming physical settlement of all conversions) have been duly authorized and reserved for issuance upon conversion of the Securities and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Shares will not be subject to any preemptive or similar rights;

(l)                                     The Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered in accordance with the indenture to be dated as of November 12, 2014 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), under which they are to be issued, and delivered and paid for pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(m)                             The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms and entitled to the benefits provided thereby; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(n)                                 With respect to the stock options granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Company Stock Plans, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws;

(o)                                 The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(p)                                 The execution and delivery of the Securities by the Company and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clause (iii) as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Securities or the Indenture, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities or the Indenture, except such as may (i) have previously been obtained or (ii) be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Underlying Shares;

(q)                                 The Company is not (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject; or (iii), to its knowledge, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(r)                                    The statements set forth in the Pricing Memorandum and the Offering Memorandum under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, fairly and accurately summarize the matters set forth therein in all material respects;

(s)                                   There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Pricing Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Pricing Memorandum;

(t)                                    When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A (“Rule 144A”) under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system, and will be eligible for resale under Rule 144A;

(u)                                 The Company is subject to Section 13 or 15(d) of the Exchange Act;

(v)                                 The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the transactions contemplated by the Call Spread Confirmations as described in the Offering Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(w)                               Neither the Company nor any person acting on its behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act (other than by means of a Permitted General Solicitation, as defined below);

(x)                                 Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder.  The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(y)                                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(z)                                  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(aa)                          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum is accurate. Except as described in the Pricing Disclosure Package, since the end of the Company’s most recent fiscal year for which audited financial statements are available, (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) has occurred and (ii) no change in the Company’s internal control over financial reporting has occurred that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(bb)                          Neither the Company nor any of its subsidiaries nor any of its controlled affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates acting on behalf of the Company or any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the Company; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws;

(cc)                            (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director, officer, or employee of the Entity, nor, to the Company’s knowledge, any agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).  (ii) The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).  (iii) For the past 5 years, the Entity has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(dd)                          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ee)                            Except as disclosed in the Pricing Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities contemplated hereby;

(ff)                              The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(gg)                            No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Pricing Memorandum, or, to the knowledge of the Company, is imminent;

(hh)                          The Company and each of its subsidiaries have complied, and are presently in compliance, in all material respects, with its privacy policies and third-party obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information;

(ii)                                  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Memorandum;

(jj)                                The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits, individually or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Disclosure Package;

(kk)                          The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except where the failure to pay would not, individually or in the aggregate, have a material adverse effect or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which remains unpaid and has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which remains unpaid and could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect; and

(ll)                                  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Pricing Memorandum and the Offering Memorandum are not based on or derived from sources that are reliable and accurate in all material respects.

2.                                      Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.75% of the principal amount thereof, plus accrued interest, if any, from November 12, 2014 to the First Time of Delivery, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent the Representatives on behalf of the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by Goldman, Sachs & Co. so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities that such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities that all of the Purchasers are entitled to purchase hereunder.

The Company hereby grants to the Purchasers the right to purchase at their option up to $172,500,000 aggregate principal amount of Optional Securities at the purchase price set forth in clause (a) of the first paragraph of this Section 2 plus accrued interest, if any, from November 12, 2014 to such Subsequent Time of Delivery (as defined in Section 4 hereof). Any such election to purchase Optional Securities may be exercised by written notice from the Representatives on behalf of the Purchasers to the Company, given within a period of 13 calendar days from the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, earlier than three or later than ten New York Business Days (as defined below) after the date of such notice.

3.                                      Upon the authorization by the Representatives of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

(a)                                 it will sell the Securities only to persons whom it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b)                                 It is a QIB within the meaning of Rule 144A under the Act or an Institutional Accredited Investor, within the meaning of Rule 501(a) under the Act; and

(c)                                  Neither it nor any of its affiliates or any other person acting on its or their behalf will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act (other than by means of a Permitted General Solicitation, as defined below).

4.                                      (a)                                 The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to the Representatives, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.  The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to each Time of Delivery (as defined below) at the office of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025 (the “Closing Location”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 12, 2014, or such other time and date as the Representatives and the Company may agree upon in writing, and with respect to the Optional Securities, 9:30 a.m. New York City time, on the date specified by the Representatives in the written notice given by the the Representatives of the Purchasers’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing; provided, however, that such delivery date must be at least three New York Business Days (as defined below) after such written notice is given and may not be earlier than the First Time of Delivery (as defined below) nor later than ten New York Business Days (as defined below) after the date of such notice; provided further, that solely with respect to an Optional Securities written notice that is delivered prior to the First Time of Delivery, the related Time of Delivery (as defined below) must be at least one New York Business Day after the written notice is given. Such time and date for delivery of the Firm Securities are herein called the “First Time of Delivery”, any such time and date for delivery of the Optional Securities, if not the First Time of Delivery, are herein called a “Subsequent Time of Delivery”, and each such time and date for delivery are herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(k)) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Purchasers:

(a)                                 To prepare the Offering Memorandum in a form approved by the Representatives; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by the Representatives promptly after reasonable notice thereof; and to furnish the Representatives with copies thereof;

(b)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities and the Underlying Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in such jurisdiction in which it was not otherwise subject to taxation as a foreign corporation;

(c)                                  To furnish the Purchasers with written and electronic copies of the Offering Memorandum and any amendment or supplement thereto in such quantities as the Representatives may from time to time reasonably request, and if, at any time after the date hereof and prior to the date on which all of the Securities have been sold by the Purchasers, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Memorandum, to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Purchaser and to any dealer in securities (whose name and address the Purchasers shall furnish to the Company) as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance; and furthermore, if the Pricing Memorandum is being used to solicit offers to buy the Securities at a time when the Offering Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Memorandum in order to make the statements therein, in light of the circumstances, not misleading, or if, in the opinion of counsel for the Purchasers, it is necessary to amend or supplement the Pricing Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchasers and to any dealer upon request, either amendments or supplements to the Pricing Memorandum so that the statements in the Pricing Memorandum as so amended or supplemented will not, in light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Pricing Memorandum, as amended or supplemented, will comply with applicable law;

(d)                                 During the period beginning from the date hereof and continuing until the date that is 60 days after the date of the Offering Memorandum, without the prior written consent of Goldman, Sachs & Co., not to (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Securities or the Class A Common Stock or the Company’s Class B Common Stock, par value $0.0001 per share (together with the Class A Common Stock, the “Common Stock”) or any other securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities or Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any Securities or any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than registration statements on Form S-8 relating to securities granted or to be granted by the Company pursuant to any employee benefit plan, the terms of which have been disclosed in the Pricing Memorandum, or (iv) publicly disclose the intention to take any of the actions prohibited in clauses (i) through (iii).

The restrictions contained in the preceding paragraph shall not apply to (1) the Securities to be sold hereunder and the issuance of Underlying Shares upon the conversion of the Securities, and the entry into, or the issuance by the Company of any Common Stock upon settlement or termination of, the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, (2) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock units or the conversion of a security outstanding on the date hereof, provided that such option, warrant, restricted stock unit or security is identified in the Pricing Memorandum, (c) the issuance by the Company (or the receipt by any officer or director) of Common Stock or other securities convertible into or exercisable or exchangeable for, or that represent the right to receive, shares of Common Stock pursuant to the Company Stock Plans, provided that such Company Stock Plans are described in the Pricing Memorandum, (d) the entry into an agreement providing for the issuance by the Company of shares of Class A Common Stock or any security convertible into or exercisable for, or that represents the right to receive, shares of Class A Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, (e) the entry into an agreement providing for the issuance of shares of Class A Common Stock or any security convertible into or exercisable for, or that represents the right to receive, shares of Class A Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that in the case of clauses (d) and (e), the aggregate number of shares of Class A Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (d) and (e) shall not exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; provided further, that in the case of clauses (d) and (e), any such securities issued pursuant thereto shall be subject to transfer restrictions substantially similar to those contained in Exhibit A, and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of Goldman, Sachs & Co. on behalf of the Purchasers.

(e)                                  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities designated by such holders, information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(f)                                   To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company may satisfy the requirements of this subsection (f) by electronically filing such reports or information through EDGAR as long as the Company files all reports required under Section 13 or 15(d) of the Exchange Act;

(g)                                  The Company will not, and will not permit any of its controlled “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act) for a period of one (1) year after the last date of issuance of such Securities;

(h)                                 To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Memorandum under the caption “Use of Proceeds”;

(i)                                     To reserve and keep available at all times, free of preemptive rights, shares of Class A Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Class A Common Stock upon conversion of the Securities; and

(j)                                    To use its reasonable best efforts to list for trading, subject to notice of issuance, the Underlying Shares on the New York Stock Exchange.

6.                          (a)                     (i)                                     The Company represents and agrees that, without the prior consent of the Representatives, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule II(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(d), a “Permitted General Solicitation Material”);

(ii)                                  each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets and any Permitted General Solicitation Material), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)                               any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company and the Representatives, is listed as applicable on Schedule II(b), Schedule II(c) or Schedule II(d) hereto, respectively;

7.                                      The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the Underlying Shares and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any

amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Securities, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Underlying Shares for offering and sale under state securities laws as provided in Section 5(b)) hereof, including the reasonably documented fees and disbursements of one counsel in each jurisdiction for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys (such fees not to exceed $10,000); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the listing of the Underlying Shares; (viii) any costs and expenses related to the transfer and delivery of the Securities to the Purchasers, including any transfer taxes or other taxes payable thereon; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                                      The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 Davis Polk & Wardwell LLP, counsel for the Purchasers, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)                                 Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance attached hereto as Annex I;

(c)                                  Matheson Ormsby Prentice, Irish counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance attached hereto as Annex II;

(d)                                 On the date of this Agreement and also at such Time of Delivery, Deloitte & Touche LLP, independent registered public accounting firm, shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance attached hereto as Annex III;

(e)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Memorandum as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Memorandum;

(f)                                   On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum;

(g)                                  The Underlying Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(h)                                 The Company shall have obtained and delivered to the Purchasers executed copies of a lock-up agreement in the form attached hereto as Exhibit A from each of the Company’s directors and executive officers required to comply with Section 16 of the Exchange Act;

(i)                                     The Purchasers shall have received an executed original copy of the Indenture;

(j)                                    The Securities shall be eligible for clearance and settlement through the facilities of DTC;

(k)                                 The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the

Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as the Representatives may reasonably request. The officer(s) signing and furnishing such certificate(s) may rely on his or her knowledge as to proceedings threatened.

9.                                      (a)                                 The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

(b)                                 Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and each Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection 9 or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnified party of substantial rights and defenses.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection 9 or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it pursuant to this Agreement and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.                               (a)                                 If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein at the applicable Time of Delivery.  If within thirty-six hours after such default by any Purchaser the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Memorandum which in the opinion of the Representatives may thereby be made necessary.  The term “Purchaser” as used in this

Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representatives and the Company as provided in subsection 10 above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representatives and the Company as provided in subsection 10 above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligation of the Purchasers to purchase and the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) and (v) of Section 8(f)), the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through the Representatives for all documented out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, the Representatives shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to the Representatives c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: General Counsel; and if to any stockholder that has delivered a lock-up letter described in Section 8(h) hereof shall be delivered or sent by mail to his, her or its respective address as such stockholder provides in writing to the Company; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, which address will be supplied to the Company by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.

16.                               The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.                              THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                               The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers and the Company.  It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

[Signature Page Follows]

LinkedIn Corporation

By:	/s/ Steven Sordello
Name: Steven Sordello
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

Goldman, Sachs & Co.

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

On behalf of each of the Purchasers

[Signature Page to Purchase Agreement]

Morgan Stanley & Co. LLC

By:	/s/ Serkan Savasoglu
Name: Serkan Savasoglu
Title: Managing Director

On behalf of each of the Purchasers

[Signature Page to Purchase Agreement]

J.P. Morgan Securities LLC

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director

On behalf of each of the Purchasers

SCHEDULE I

Principal
Amount of
Securities
to be
Purchaser	Purchased
Goldman, Sachs & Co.	$460,000,000
J.P. Morgan Securities LLC	402,500,000
Morgan Stanley & Co. LLC	264,500,000
Allen & Company LLC	23,000,000
Total	$1,150,000,000

SCHEDULE II

(a)                                 Additional Documents Incorporated by Reference: None

(b)                                 Company Supplemental Disclosure Documents:  Term Sheet setting forth the final terms of the Securities, substantially in the form attached hereto as Schedule III.

(c)                                  Purchaser Supplemental Disclosure Documents: None

(d)                                 Permitted General Solicitation Materials: None

SCHEDULE III

EXHIBIT A

LinkedIn Corporation

Lock-Up Agreement

November [ ], 2014

Goldman, Sachs & Co.,

As representative of the several Purchasers

named in Schedule I of the Purchase Agreement,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Re: LinkedIn Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into a Purchase Agreement (the “Purchase Agreement”) on behalf of the several purchasers named in Schedule I to such agreement (collectively, the “Purchasers”), with LinkedIn Corporation, a Delaware corporation (the “Company”), providing for the placement of the Company’s Convertible Senior Notes due 2019 (the “Securities”) in a transaction not requiring registration under the Securities Act of 1933, as amended.  The Securities will be convertible into cash, shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election.

In consideration of the agreement by the Purchasers to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

Notwithstanding the foregoing, the undersigned may:

(a)         transfer the Undersigned’s Shares:

(i)                                     in connection with the sale of the Undersigned’s Shares acquired in open market transactions after the date of the Purchase Agreement,

(ii)                                  as a bona fide gift or gifts,

(iii)                               if the undersigned is a corporation, partnership, limited liability company, or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) as a distribution of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned,

(iv)                              to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value,

(v)                                 by will or intestacy,

(vi)                              if the undersigned is a trust, to its beneficiaries,

(vii)                           to the Company, as forfeitures to satisfy any income, employment or social tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of restricted stock units held by the undersigned and outstanding as of the date hereof or as of the date of the Purchase Agreement,

(viii)                        if (A) the undersigned is an employee of the Company as of the date of transfer and (B) the Company does not elect to settle income tax withholding and remittance obligations of the undersigned (or the employer of the undersigned) in connection with the vesting of restricted stock units held by the undersigned by withholding shares of Common Stock as forfeitures pursuant to subclause (vii) above, then the undersigned may transfer up to that number of shares of the Common Stock underlying restricted stock units held by the undersigned that are vested and settled and necessary to satisfy income tax withholding and remittance obligations in connection with the vesting of restricted stock units outstanding as of the date hereof or as of the date of the Purchase Agreement (for avoidance of doubt, this right to transfer shares of Common Stock will apply on a particular date only with respect to Common Stock underlying restricted stock units held by the undersigned that are vested and settled on or before such date),

(ix)                              to the Company, in connection with the receipt of shares of Common Stock upon the “net” or “cashless” exercise of options to purchase shares of Common Stock for purposes of exercising such options, including the payment of taxes due as a result of such exercise, with respect to stock options outstanding as of the date hereof or as of the date of the Purchase Agreement,

(x)                                 to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan disclosed or incorporated by reference in the final Offering Memorandum relating to the Purchase Agreement or pursuant to the agreements pursuant to which such shares were issued,

(xi)                              pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement,

(xii)                           by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(xiii)                        pursuant to a written plan of which you are aware to which the undersigned is a party meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”) entered into prior to the date of this Lock-up Agreement relating to the sale of the Undersigned’s Shares, or

(xiv)                       with the prior written consent of Goldman, Sachs & Co. on behalf of the Purchasers;

provided, however, that in the case of subclauses (ii), (iii), (iv), (v) and (vi) above, it shall be a condition to the transfer or distribution that each transferee, donee or distributee shall execute an agreement stating that such transferee, donee or distributee is receiving and holding such Common Stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Common Stock except in accordance with this Lock-Up Agreement; provided, further, that in the case of subclauses (i), (ii), (iii), (iv), (v) and (vi), it shall be a condition to the transfer or distribution that no filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting a reduction in beneficial ownership of shares of Common Stock shall be required or voluntarily made during the Lock-Up Period in connection with such transfer or distribution, other than a filing on Form 5 required and filed within 45 days after December 31, 2014; provided, further, that in the case of subclause (ix), no public reports including but not limited to filings under Section 16 of the Exchange Act will be required to be filed or will be voluntarily made by the undersigned within 30 days after the date of the Purchase Agreement, and after such 30th day any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option are subject to a lock-up agreement with the Purchasers;

(b)         enter into, modify or amend a 10b5-1 Plan after the date of this Lock-Up Agreement relating to the sale of the Undersigned’s Shares, if then permitted by the Company and in accordance with the Company’s internal policies, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment, modification or amendment of such plan shall be required or voluntarily made by or on behalf of the undersigned; or

(c)          terminate a 10b5-1 Plan to which the undersigned is a party entered into prior to the date of this Lock-Up Agreement relating to the sale of the Undersigned’s Shares, in accordance with the Company’s internal policies and the requirements of the 10b5-1 Plan, provided that no public announcement or filing under the Exchange Act regarding such termination shall be required of or voluntarily made by or on behalf of the undersigned.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (a) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, the undersigned agrees that, without the prior written consent of Goldman, Sachs & Co. on behalf of the Purchasers, he or she will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company advising Goldman, Sachs & Co. in writing prior to entry into the Purchase Agreement that it does not intend to proceed with the offering of the Securities; (ii) the Purchase Agreement (other than the provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the Securities to be sold thereunder; or (iii) November 30, 2014, in the event that the Purchase Agreement has not been executed by such date.

The undersigned understands that the Company and the Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

If one or more provisions of this Lock-Up Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Lock-Up Agreement and the balance of this Lock-Up Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

ANNEX I

Form of WSGR opinion

1.                                The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws.  The Company has requisite corporate power to own or lease its properties and carry on its business, as described in the Final Offering Memorandum.  The Company is qualified to do business as a foreign corporation in the State of California.

2.                                The execution and delivery of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

3.                                The Company has the corporate power to execute and deliver the Operative Documents and to perform its obligations under the terms of the Operative Documents.

4.                                The Securities being issued on the date hereof are in the form contemplated in the Indenture and have been duly authorized by all necessary corporate action of the Company and have been duly executed by the Company and when authenticated by the Trustee in accordance with the terms of the Indenture (which authentication we have not determined by inspection of the Securities) and issued and delivered to the Initial Purchasers against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                                The Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Indenture has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms.

6.                                The shares of Common Stock initially issuable upon conversion of the Securities (assuming full physical settlement of the Securities and including shares of Common Stock issuable with respect to any Make-Whole Fundamental Change (as defined in the Indenture)) (the “Shares”) have been duly authorized by all necessary corporate action on the part of the Company and the Shares, if any, when issued upon due conversion of the Securities in accordance with the terms of the Securities and the Indenture would, if issued today, be validly issued, fully paid and nonassessable and free of preemptive rights arising under the Certificate of Incorporation or Bylaws or the DGCL.

7.                                The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes” insofar as such statements purport to constitute a summary of the terms of the Indenture and the Securities, fairly summarize such terms in all material respects.

8.                                The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize the United States federal tax laws referred to therein or legal conclusions with respect thereto, are fair summaries in all material respects.

9.                                The statements set forth in the General Disclosure Package and Final Offering Memorandum under the caption “Description of Capital Stock,” insofar as such statements constitute summaries of legal matters or documents, fairly summarize the matters and documents referred to therein in all material respects.

10.                         The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be required to be registered as, an “investment company,” as such term is defined in the Investment Company Act.

11.                         None of the issuance and sale of the Securities being delivered on the date hereof, the execution, delivery and performance by the Company of its obligations under the Purchase Agreement, the Indenture and the Securities or the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or Bylaws, (ii) conflict with, result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under any Reviewed Agreement, or (iii) result in a violation of any Reviewed Judgment.

12.                         No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, New York, California or Delaware (solely with respect to the DGCL) governmental agency or body or court is required for the execution and delivery of the Purchase Agreement, the offer and sale by the Company of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement or the Indenture, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state securities or Blue Sky laws, and (iii) as contemplated by the Operative Documents.

13.                         Assuming the accuracy of the Initial Purchasers’ representations contained in the Purchase Agreement and the accuracy of the Company’s representations contained in the Purchase Agreement, no registration of the Securities or the Shares is required under the Securities Act for the sale of the Securities by the Company to the Initial Purchasers pursuant to the Purchase Agreement and the

Indenture or for the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the General Disclosure Package and the Final Offering Memorandum, and it is not necessary to qualify the Indenture under the Trust Indenture Act (it being understood that, in each case, no opinion is expressed as to any subsequent resale of the Securities or the consequences thereof).

ANNEX II

Form of Matheson Ormsby Prentice opinion

1.1                             LinkedIn Technology is a private unlimited company duly incorporated and validly existing under the laws of Ireland. On the basis of the contents of the copy of its register of members received by us we can confirm that: (i) LinkedIn Technology has an authorised share capital of 1,000,000 ordinary shares of €1.00 each of which 100 ordinary shares have been issued with 99 ordinary shares fully paid up issued to LinkedIn Global Limited (an Isle of Man company) and one ordinary share fully paid up issued to LinkedIn International (an Isle of Man company); and (ii) no other ordinary shares have been issued.

1.2                              Based upon the Searches, no steps have been taken to appoint a receiver or examiner to or to wind up LinkedIn Technology.

1.3                              On the basis of our review of the contents of the memorandum and articles of association of LinkedIn Technology, it has the power to conduct the business as currently conducted and as described in the Offering Documents, that is to carry on the business of an interconnected network of professionals from around the world.

1.4                              LinkedIn Ireland is a private unlimited company duly incorporated and validly existing under the laws of Ireland.  On the basis of the contents of the copy of its register of members received by us we can confirm that: (i) LinkedIn Ireland has an authorised share capital of 1,000,000 ordinary shares of €1.00 each of which 100 ordinary shares have been issued with 99 ordinary shares fully paid up issued to LinkedIn Technology and 1 ordinary share fully paid up issued to LinkedIn Worldwide (an Isle of Man company); and (ii) no other ordinary shares have been issued.

1.5                              Based upon the Searches, no steps have been taken to appoint a receiver or examiner to or to wind up LinkedIn Ireland.

1.6                             On the basis of our review of the contents of the memorandum and articles of association of LinkedIn Ireland, it has the power to conduct the business as currently conducted and as described in the Offering Documents, that is to carry on the business of an interconnected network of professionals from around the world.

1.7                              The performance by the Issuer of its obligations under the Purchase Agreement and the issuance and sale of securities by the Issuer under the Purchase Agreement will not violate (i) any existing law or regulation under the laws of Ireland applicable to companies in general or (ii) any provision of the Memoranda and Articles of Association of the Irish Companies.

ANNEX III

Form of comfort letter

November [ ], 2014

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC,

As representatives of the several initial purchasers of $[ ] billion of [ ]% Convertible Senior Notes due November 15, 2019 to be issued by LinkedIn Corporation

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

and

The Board of Directors of LinkedIn Corporation
2029 Stierlin Court
Mountain View, CA 94043

Dear Ladies and Gentlemen:

We have audited the consolidated balance sheets of LinkedIn Corporation and subsidiaries (collectively, the “Company”) as of December 31, 2013 and 2012, and the consolidated statements of operations, comprehensive income, redeemable convertible preferred stock and stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013. The Company’s financial statements, and our report thereon, and our report on the effectiveness of the Company’s internal control over financial reporting are included in the Company’s annual report on Form 10-K for the year ended December 31, 2013, and incorporated by reference in the preliminary offering memorandum dated November 4, 2014 and the final offering memorandum dated November [ ], 2014 (together, the Offering Memorandum) for $1 billion of LinkedIn Corporation Convertible Senior Notes due November [ ], 2019, (the “Convertible Senior Notes”).

This letter is being furnished in reliance upon your representation to us that —

a.              You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933, as amended (the “Act”).

b.              In connection with this placement of securities, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Memorandum:

1.              We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.              In our opinion, the consolidated financial statements audited by us and included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3.              We have not audited any financial statements of LinkedIn Corporation as of any date or for any period subsequent to December 31, 2013; although we have conducted an audit for the year ended December 31, 2013, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the financial statements as of December 31, 2013, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to express and do not express any opinion on the consolidated statements of financial position, results of operations, comprehensive income or cash flows as of any date or for any period subsequent to December 31, 2013, for LinkedIn Corporation.

4.              For purposes of this letter, we have read the 2014 minutes of the meetings of the stockholders, the Board of Directors, the audit committee and the compensation committee of the Board of Directors of the Company and its subsidiaries subsequent to December 31, 2013, as set forth in the minute books as of November 1, 2014, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the minutes related to the October 16, 2014 and October 28, 2014 Audit Committee meetings, October 16, 2014 Board of Directors meeting, October 16, 2014 Compensation Committee meeting, and October 16, 2014 Governance Committee meeting, which were available in draft form. We have carried out other procedures to November 1, 2014, as follows (our work did not extend to the period from November 2, 2014 to November [ ], 2014, inclusive):

a.              With respect to the three-month periods ended March 31, 2014 and 2013, the three- and six-month periods ended June 30, 2014 and 2013, and the three- and nine-month periods ended September 30, 2014 and 2013, we have —

i.                  Performed the procedures specified by the PCAOB for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited condensed consolidated financial statements for these periods, described in 3, included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, incorporated by reference in the Offering Memorandum.

ii.               Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in (i) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5.              Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that —

a.              Any material modifications should be made to the unaudited condensed consolidated financial statements described in item 3.a.(i), incorporated by reference in the Offering Memorandum, for them to be in conformity with accounting principles generally accepted in the United States of America.

b.              The unaudited condensed consolidated financial statements described in item 4 do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

c.               Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to September 30, 2014, are available; accordingly, the procedures carried out by us with respect to changes in consolidated financial statement items after September 30, 2014 have, of necessity, been even more limited than those with respect to the periods referred to in 3. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at November 1, 2014, there was any change in the capital stock (excluding the effects of stock based compensation and activity under the Company’s stock plans) or increase in long-term debt as compared with amounts shown on the September 30, 2014 unaudited condensed consolidated balance sheet incorporated by reference in the Offering Memorandum or (b) for the period from October 1, 2014 to November 1, 2014, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net revenue. On the basis of these inquiries and our reading of the minutes, as described in 4, nothing came to our attention that caused us to believe (a) there was any change in the capital stock (excluding the effects of stock based compensation and activity under the Company’s stock plans) or increase in long-term debt as compared with the amounts shown in the September 30, 2014, unaudited condensed consolidated balance sheet incorporated by reference in the Offering Memorandum or (b) for the period from October 1, 2014 to November 1, 2014, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net revenue, except in all instances for changes, increases, or decreases that the Offering Memorandum discloses have occurred or may occur.

6.              However, for the purposes of this letter, we have also read the items identified by you on the attached copies of pages from the following documents, which are included in or incorporated by reference in the Offering Memorandum:

Exhibit I — The Company’s annual report on Form 10-K for the year ended December 31, 2013.

Exhibit II — The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014.

Exhibit III — The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014.

Exhibit IV — The Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

Exhibit V — The Company’s Form Schedule 14A filing on April 28, 2014

Exhibit VI — The Company’s Form 8-K filing on February 28, 2014

Exhibit VII — The Company’s Form 8-K filing on July 21, 2014

Exhibit VIII — The Company’s Form 8-K filing on August 13, 2014

Exhibit IX — The Company’s Offering Memorandum

At your request, for the purposes of this letter, we have performed the following additional procedures, which were applied as indicated with respect to the letters explained below:

A.            Compared the dollar amounts, description of amounts, percentages, or numbers with the corresponding information shown for the respective periods in the Company’s audited consolidated financial statements incorporated by reference in the Offering Memorandum and found them to be in agreement (giving effect to rounding where applicable).

B.            Proved the arithmetic accuracy of the amounts, percentages, or other ratios based on the data in the Company’s audited consolidated financial statements incorporated by reference in the Offering Memorandum (giving effect to rounding where applicable). It should be understood that with respect to any non-GAAP measures covered by this tickmark (1) we make no representations regarding the Company’s determination and presentation of the non-GAAP measure of financial performance (adjusted EBITDA), (2) the non-GAAP measure presented may not be comparable to similarly titled measures reported by other companies, and (3) we make no comment as to whether the non-GAAP measure complies with the requirements of Item 10 of Regulation S-K.

C.            Compared the dollar amounts, description of amounts, percentages, or numbers with the corresponding information shown for the respective periods in the Company’s unaudited condensed consolidated financial statements incorporated by reference in the Offering Memorandum and found them to be in agreement (giving effect to rounding where applicable).

D.            Proved the arithmetic accuracy of the amounts, percentages, and other ratios based on the data in the Company’s unaudited condensed consolidated financial statements incorporated by reference in the Offering Memorandum (giving effect to rounding where applicable). It should be understood that with respect to any non-GAAP measures covered by this tickmark (1) we make no representations regarding the Company’s determination and presentation of the non-GAAP measure of financial information (adjusted EBITDA), (2) the non-GAAP measure presented may not be comparable to similarly titled measures reported by other companies, and (3) we make no comment as to whether the non-GAAP measure complies with the requirements of Item 10 of Regulation S-K.

E.             Compared the dollar amounts, description of amounts, percentages, numbers, and other ratios to the corresponding information shown for the respective periods in the Company’s audited consolidated financial statements not incorporated by reference in the Offering Memorandum and found them to be in agreement (giving effect to rounding where applicable).

F.              Proved the arithmetic accuracy of the amounts, percentages, or other ratios based on the data in the Company’s audited consolidated financial statements not incorporated by reference in the Offering Memorandum (giving effect to rounding where applicable). It should be understood that with respect to any non-GAAP measures covered by this tickmark (1) we make no representations regarding the Company’s determination and presentation of the non-GAAP measure of financial performance (adjusted EBITDA), (2) the non-GAAP measure presented may not be comparable to similarly titled measures reported by other companies, and (3) we make no comment as to whether the non-GAAP measure complies with the requirements of Item 10 of Regulation S-K.

G.            Compared the dollar amounts, descriptions of amounts, percentages, numbers, and other ratios to the corresponding information shown for the respective periods in the Company’s unaudited condensed consolidated financial statements not incorporated by reference in the Offering Memorandum and found them to be in agreement (giving effect to rounding where applicable). Performed certain procedures specified by the PCAOB for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited condensed consolidated balance sheets and the unaudited condensed consolidated statements of operations, which were provided to us by the Company’s accounting department.

H.           Proved the arithmetic accuracy of the amounts, percentages, and other ratios based on the data appearing in the Company’s unaudited condensed consolidated financial statements not incorporated by reference in the Offering Memorandum (giving effect to rounding where applicable). Performed certain procedures specified by the PCAOB for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited condensed consolidated balance sheets and the unaudited condensed consolidated statements of operations, which were provided to us by the Company’s accounting department. It should be understood that with respect to any non-GAAP measures covered by this tickmark (1) we make no representations regarding the Company’s determination and presentation of the non-GAAP measure of financial information (adjusted EBITDA), (2) the non-GAAP measure presented may not be comparable to similarly titled measures reported by other companies, and (3) we make no comment as to whether the non-GAAP measure complies with the requirements of Item 10 of Regulation S-K.

I.                Compared the dollar amounts, percentages, numbers, and other ratios to the corresponding information for the respective periods in an analysis prepared by the Company’s accounting department and found them to be in agreement after rounding. Proved the arithmetic accuracy of the Company-prepared analysis and compared the dollar amounts or numbers in such analysis to the Company’s accounting records and found them to be in agreement (giving effect to rounding where applicable).

J.                Compared the dollar amounts based on the data in the applicable accounts in the Company’s general ledger provided by the Company’s accounting department and found them to be in agreement (giving effect to rounding where applicable).

K.           Proved the arithmetic accuracy of the amounts, percentages or other ratios based on the data appearing in the Company’s audited consolidated financial statements incorporated by reference in the Offering Memorandum and data appearing in the Company’s audited consolidated financial statements not incorporated by reference in the Offering Memorandum and found them to be in agreement (giving effect to rounding where applicable).

L.             Proved the arithmetic accuracy of the amounts, percentages or other ratios based on the data appearing in the Company’s audited consolidated financial statements incorporated by reference in the Offering Memorandum and data appearing in the Company’s unaudited consolidated financial statements incorporated by reference in the Offering Memorandum and found them to be in agreement (giving effect to rounding where applicable).

M.         Proved the arithmetic accuracy of the amounts, percentages or other ratios based on the data appearing in the Company’s audited consolidated financial statements incorporated by reference in the Offering Memorandum and data appearing in the Company’s unaudited consolidated financial statements not incorporated by reference in the Offering Memorandum and found them to be in agreement (giving effect to rounding where applicable).

N.            Proved the arithmetical accuracy of the amounts, percentages, or other ratios based on the data in the applicable accounts in the Company’s general ledger provided by the Company’s accounting department and found them to be in agreement (giving effect to rounding where applicable).

O.            Compared the dollar amounts, percentages, numbers, and other ratios to the corresponding information for the respective periods in an analysis prepared by the Company’s accounting department and found them to be in agreement (giving effect to rounding where applicable). Proved the arithmetic accuracy of the Company-prepared analysis and compared the dollar amounts or numbers in such analysis to the Company’s accounting records and found them to be in agreement (giving effect to rounding where applicable). However, we make no comments as to the definition of “as adjusted”.

7.             With respect to the above procedures:

i.                  We make no representations with respect to the causes listed for the fluctuations of dollar amounts, ratios, or percentages as discussed in various sections of the Offering Memorandum.

ii.               We make no representations with respect to whether the Convertible Senior Notes referred to within the Offering Memorandum will be sold or regarding whether the Company will use the proceeds from this offering in the manner set forth in the Offering Memorandum.

8.              It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts, numbers, ratios, or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the

Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

9.              Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

10.       This letter is solely for the information of the addressees and to assist the initial purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the placement of Convertible Senior Notes covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to for any purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to if in the agreement or in any list of closing documents pertaining to the placement of the notes covered by the Offering Memorandum.

Yours truly,